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                                                                     EXHIBIT 4.1
                                     WAIVER

      THIS WAIVER ("Waiver") is made and entered into as of this 25th day of November, 2005, by and among ARTISTdirect, Inc., a Delaware corporation (the "Company"), and the undersigned Buyer. Capitalized terms used herein and undefined shall have the meanings set forth in that certain Senior Registration Rights Agreement (defined in the Recitals below).

                                    RECITALS:

      WHEREAS, reference is made to that certain Registration Rights Agreement dated as of July 28, 2005 (the "Senior Registration Rights Agreement"), by and among the Company and the Buyers;

      WHEREAS, Section 2.b. of the Senior Registration Rights Agreement limits the ability of the Company to include any Securities, other than the Securities issued pursuant to the Note Purchase Agreement or the Securities Purchase Agreement, both dated as of July 28, 2005, or Securities issued to Libra Securities, LLC, in a resale registration statement filed by the Company with the Securities and Exchange Commission ("Registration Restrictions");

      WHEREAS, the Company previously issued a warrant to 5670 Wilshire L.P. ("Landlord") to purchase up to Two Hundred Thousand (200,000) shares of Common Stock (the "Landlord Warrant");

      WHEREAS, the Landlord Warrant contains certain piggyback registration rights ("Piggyback Rights");

      WHEREAS, the Company wishes to offer to Landlord the right to include the shares of Common Stock underlying the Landlord Warrant in the resale registration statement originally filed by the Company with the Securities and Exchange Commission on November 10, 2005 (the "Registration Statement");

      WHEREAS, the Landlord has twenty (20) days to elect to exercise its Piggyback Rights;

      WHEREAS, Section 3.a. of the Senior Registration Rights Agreements provides that the Company shall file a request for acceleration within two (2) Business Days after receipt of a "no review" letter issued by the staff of the Securities and Exchange Commission (the "Acceleration Deadline");

      WHEREAS, the Company received a "no review" letter from the staff of the Securities and Exchange Commission dated as of November 17, 2005 (the "November No Review Letter") pertaining to the Registration Statement;

      WHEREAS, pursuant to rules set forth under the Securities Act of 1933, as amended (the "Act"), the Company must file an amendment to the resale Registration Statement to include September 30, 2005 financial statements prior to effectiveness of the Registration Statement ("Amendment");

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      WHEREAS, Section 10 of the Senior Registration Rights Agreement permits any provision of the Senior Registration Rights Agreement to be waived upon the written consent of the holder or holders representing at least a majority of the Warrant Shares;

      WHEREAS, pursuant to the terms of the Senior Registration Rights Agreement, any waiver of a provision of the Senior Registration Rights Agreement by the holder or holders representing at least a majority of the Warrant Shares shall be binding on all of the other Buyers; and

      WHEREAS, the undersigned Buyer holds at least a majority of the Warrant Shares;

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

      1. WAIVER.

      (a) The Buyer agrees to waive the Registration Restrictions contained in
Section 2b. of the Senior Registration Rights Agreement; provided, however, that such waiver shall only apply to shares of Common Stock underlying the Landlord Warrant.

      (b) The Buyer agrees to waive the Acceleration Deadline contained in
Section 3.a. of the Senior Registration Rights Agreement with respect to the November No Review Letter; provided, however, that the Company shall file an amendment to the Registration Statement with the Securities and Exchange Commission by no later than 5:30 p.m. Eastern Time on December 9, 2005.

      (c) Except as expressly set forth herein, this Waiver shall not be deemed to be a waiver, amendment or modification of any provisions of the Senior Registration Rights Agreement or of any right, power or remedy of the Buyer, or constitute a waiver of any provision of the Senior Registration Rights Agreement (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Buyer reserves all rights, remedies, powers, or privileges.

      2. CONFLICTS. Except as expressly set forth in this Waiver, the terms and provisions of the Senior Registration Rights Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Waiver and the Senior Registration Rights Agreement, this Waiver shall control.

      3. GOVERNING LAW. This Waiver shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

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      4. COUNTERPARTS. This Waiver may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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      IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the date first set forth above.

COMPANY:

ARTISTdirect, Inc.

By:    /s/ Robert Weingarten
       -----------------------------
Name:  Robert Weingarten

Title: Chief Financial Officer

BUYER:

JMB Capital Partners, L.P.

By:    /s/ Cyrus Hadidi
       -----------------------------
Name:  Cyrus Hadidi

Title: Director

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